UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2009
Date of Report (Date of earliest event reported)

BARK GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53530	Not Applicable
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Ostergade 17-19, 3rd Floor, Copenhagen K, Denmark		DK-1100
(Address of principal executive offices)		(Zip Code)

+45 7026 9926
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

The Company has engaged Marcum & Kliegman LLP, Certified Public Accountants and Consultants, as its principal independent registered public accounting firm effective March 13, 2009. Concurrent with this appointment, Deloitte Statsautoriseret Revisionsaktieselskab (“Deloitte”), have resigned as principal independent registered public accounting firm of the Company effective March 13, 2009. The decision to change its principal independent registered public accounting firm has been approved by the Company’s board of directors.

The report of Deloitte dated March 12, 2008 (except as to Note 1, as to which the date is May 1, 2008; Note 22 (as to the effects of the restatement), as to which the date is October 10, 2008; and Note 23, as to which the date is November 26, 2008), on the consolidated balance sheets of Bark Group Inc. and its subsidiaries (the “Company”) as at December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 2007 and the period from October 9, 2006 (Inception date) to December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified nor modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.

In connection with the audit of the period from October 9, 2006 (Inception date) to December 31, 2007 and during the subsequent interim periods through to the date of their resignation, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Deloitte would have caused them to make reference thereto in their reports on the Company’s audited financial statements.

In connection with the audit by Deloitte of our financial statements for the year ended December 31, 2007, we were advised by Deloitte that they had identified a deficiency in our internal control over financial reporting which they considered to be a material weakness as at March 12, 2008. Deloitte concluded that, based on the size of our accounting function, it appeared that we did not have sufficient resources to support the ongoing regulatory and reporting requirements as a registrant with the SEC. The material weakness identified resulted from inadequate external reporting, technical accounting and tax staff, inadequate integrated financial systems and financial reporting and closing processes, and inadequate written policies and procedures. Specifically, the following items were identified as at March 12, 2008:

  we did not have a sufficient complement of external reporting, technical accounting or tax staff commensurate to support standalone external financial reporting under public company or SEC requirements;

  we did not have a fully integrated financial consolidation and reporting system and as a result, extensive manual analysis, reconciliation and adjustments are required in order to produce financial statements for external reporting purposes; and

  we had not commenced design, implementation and documentation of the policies and procedures used for external financial reporting, accounting and income tax purposes.

Based on the identified deficiencies, Deloitte recommended (i) that we review our staffing and identify appropriate, additional resources, and (ii) we prepare a comprehensive set of accounting policies and business cycle procedures.

The Company has provided Deloitte with a copy of the foregoing disclosures and has requested in writing that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has not to date received the requested letter from Deloitte. A copy of Deloitte’s letter will be filed as an exhibit to an amendment to this Current Report on Form 8-K upon receipt from Deloitte.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK GROUP INC.

Date: March 19, 2009	By:	/s/ Bent Helvang
Bent Helvang
Chairman and Secretary